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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                XETA CORPORATION
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                (Name of Registrant as Specified in Its Charter)

                                XETA CORPORATION
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   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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                         [XETA TECHNOLOGIES LETTERHEAD]

         April 7, 2000





         Dear Shareholder:

         The Annual Meeting is scheduled for Tuesday, April 11 and we look forward to seeing you there.

         This letter is to advise you regarding a change to the Annual Meeting agenda. Proposal No. 3, which deals with the amendment to our Certificate of Incorporation to increase the authorized common stock to 50,000,000 shares, and change the par value of the stock to no par value, has been removed from consideration at the direction of the Board of Directors. This action is necessary to avoid payment of an exorbitant filing fee (in excess of $2 million) proposed to be charged by the Oklahoma Secretary of State's office for this amendment. We obviously do not want to pay such an exorbitant fee, and we have determined that it can be avoided by a fairly simple change in our proposal. The Board has therefore directed that Proposal No. 3 be removed from the Annual Meeting agenda.

         The Board intends to revise this proposal and present it to the shareholders for their consideration at a special meeting to be called and held within the next few weeks, as soon as we can comply with all notice and filing requirements under applicable Federal and state laws. The revised proposal will avoid triggering a filing fee that is cost prohibitive. The special meeting will be announced through a formal notice and proxy mailing, preparations for which are currently underway.

         In the meantime, we look forward to seeing you on Tuesday.

         Sincerely,



         /s/ JACK R. INGRAM

         Jack R. Ingram, CEO